Exhibit 99.1

SELIGMAN                                                           November 2002

New Technologies FUND
                 FUND II

Seligman New Technologies Fund and New Technologies Fund II, which were brought to market in July 1999 and June 2000, respectively, were among the first of their kind. The dual focus of the Funds provides investors with access to both the public and private markets, without some of the restrictions typically associated with venture-related investments.

Attractive Valuations and Improving Fundamentals in Select Sectors Renew
Optimism

September 2002 will go down in the record books as one of the worst months in the stock market's history. Yet it was only the tail end of a dismal third quarter in which the S&P 500 turned in its worst three-month performance in 15 years and its worst six-month results in 28 years. The Nasdaq ended the third quarter at a six-year low. Waves of momentum-driven selling pulled down valuations across all sectors. Fear of losing "even more money" outweighed any bullish inspiration to be drawn from taking advantage of even the highest quality companies trading at depressed valuations.

As the fourth quarter gets underway, it has become clear that the economic recovery is going to take longer and be less robust than first hoped. In this environment, corporations are reluctant to make significant capital expenditures. We believe meaningful spending will not begin until companies start to see the benefits of a recovering economy in their net income and in their free cash flow. As the economic recovery continues, we expect to see a return to capital expenditure, and we believe that technology spending will take a disproportionate share of this increased expenditure.

Why do we expect technology will get a disproportionate share? Because we believe that in many instances, technology investments offer businesses among the highest returns-on-investment as they seek to grow and improve their cost basis over time.

Due to pinched capital budgets, current spending has focused primarily on smaller purchases--for example

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Seligman New Technologies Fund and Seligman New Technologies Fund II are closed to new investors. Seligman New Technologies Fund currently has no assets available for new venture capital investments, while Seligman New Technologies Fund II has very limited assets available for new venture capital investments.

This material is not an offer, or a solicitation of an offer, to purchase any securities or other financial instruments, and may not be so construed. The views and opinions expressed are those of J. & W. Seligman & Co. Incorporated, are provided for general information only, and do not constitute specific tax, legal, or investment advice to, or recommendations for, any person. There can be no guarantee as to the accuracy of market forecasts. Opinions, estimates, and forecasts may be changed without notice. An investment in the Funds involves risks, including the risk of loss of principal. The Funds invest primarily in the stock of technology companies, including private companies typically not available to the general public. This venture capital investing is highly speculative. The products of technology companies may be subject to severe competition and rapid obsolescence. In addition, investments in one economic sector, such as technology, may result in greater price fluctuations than owning a portfolio of diversified investments.
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

SELIGMAN

a company may spend $2 million on software instead of $10 million. Companies are also looking for more rapid and more demonstrated return on investment--instead of doing a 12-month-long project, they might do a six-month-long project. And they want to see how other companies have implemented the same types of projects and what kind of return they've seen from those projects. We believe it's an environment of "blocking and tackling" rather than making the big play.

According to many industry consultants, and based on our own analysis, current expectations for corporate IT spending are flat to slightly down for 2002. And we're projecting the environment to be flat to slightly up next year. The types of companies that we're seeking to invest in now have products that we believe are going to take share in those limited budgets.

Public Analysis

As we scan the sectors of public technology for opportunity, we keep coming back to software. With a great deal of hardware capacity already in place, we believe the end user currently views software as the better return-on-investment. With this in mind, we're seeking to invest in software companies that generate rapid return-on-investment. This includes investing in Business Intelligence Tools companies. Many of these companies' products have low average selling prices and rapid return-on-investment. And the industry is now focusing on providing customers with help in getting their products implemented more quickly, translating into even less time to pay back.

Another attractive segment within software is Security. It's an area that we believe corporations in the US and abroad haven't spent as much on as they should. So, we think there will be strength in anti-virus spending, intrusion detection spending, and other areas of security spending.

We are still positive on Processing Services. In general, these companies--whether they be in payroll processing, credit card processing, reservation processing, or other areas -- have shown relatively predictable unit growth, strong relative product pricing, and have been able to generate healthy positive cash flows. In this difficult environment, we find the valuations and the free cash flow generation in this sector very attractive.

We remain concerned about Semiconductors and Semiconductor Capital Equipment. We still believe there is too much capacity in semiconductor manufacturing, especially in an environment where there is no clear sign of a catalyst to revive market demand. We remain negative on the Communications Equipment sector as well. Many of their customers currently have poor cash flows, and we think they're more worried about generating free cash flow to pay down debt than they are in investing in new capacity.

Private Analysis

Enterprise customers, uncertain about the economy, are delaying spending even within their already reduced technology budgets. Private technology vendors face an additional challenge in that customers are concerned about the ongoing viability of these companies. In some cases, that concern becomes a self-fulfilling prophecy, and some companies with good or even superior products are failing. Private companies that are not fully funded to profitability, including some within our own portfolios, are finding it difficult to raise additional money. The market for initial public offerings is virtually closed and venture firms are investing slowly and cautiously.

On the other hand, those companies that are fully funded are benefiting from certain aspects of the current environment. Vendors with unique technologies are still finding customers, particularly if those technologies can be shown to pay for themselves quickly through cost savings rather than through incremental revenues. The best of the private technology companies are also taking advantage of this environment's lower labor costs, lower marketing costs, and lower overhead. They are experiencing less competition from newer, smaller, and less well-capitalized companies. We believe that, in some cases, many of these companies will emerge from the current tech recession stronger, rather than weaker, than before.

When evaluating follow-on investments in the portfolios, we seek to distinguish companies whose best days are behind them from those whose best days are still ahead. In an attempt to do this, we assess management performance, demand growth, financial results, and review competitive environment changes made subsequent to our previous investments. We then use this information to create up-to-date financial projections which, in turn, tell us how much money we believe a particular company needs and what valuation is fair. Though we want to maximize the return from investments we have already made, we are extremely cautious about putting more money into a company that is not raising the funds it realistically needs to reach profitability.

We have been consistent in our belief that technology will regain its position as one of the main positive forces within the US economy. At the same time, we also believe in being prepared for down cycles. For private technology companies, we believe the cycle is currently at a low point, but not necessarily the lowest point. We therefore plan to manage both our current and follow-on investments cautiously and prepare our private portfolios for a recovery in technology spending and investing.

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Venture Capital Pricing Policy

J. & W. Seligman & Co. Incorporated (the "Manager") will change the fair value of a security in a portfolio based on an analysis of the information available to it. In particular, in determining fair value, the Manager places great emphasis on the financial and business condition of the venture capital companies relative to their respective business plans. In addition to changes resulting from analysis of the venture capital company's success in meeting its model, the Manager will review the fair value of a security when the Manager becomes aware of new information (whether internal or external to the venture capital company) affecting the venture capital company's ability to generate shareholder value.
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Outlook

We believe we are headed for a new technology cycle. Whether it begins early next year, late next year, or sometime in 2004, we don't know. Right now, we see no clear "big driver" for a new cycle: no big PC upgrade; nothing that's going to cause a significant amount of users, for instance, to replace all of their mobile phone handsets within the next 12 to 18 months; and the Internet alone can no longer drive technology.

Despite this, our outlook for technology remains bullish. Overall equity valuations have dropped to reasonable levels from a historical perspective and interest rates are at 40-year lows. The business environment for many areas within our broad technology universe is improving. Insiders have generally stopped selling shares, and many companies are actively repurchasing shares. The companies we find compelling are fundamentally strong, growing, and cash flow positive.

With the absence of a clear catalyst, this is a market where fundamental research and careful stock selection is critical. Many of yesterday's high-growth darlings have evolved into mature, slower growth businesses. For example, PC and cell phone markets have stabilized, but are now likely to grow at less than 5% annually. We don't foresee a major growth spurt in the tech indices in the near term. What we do see are selective pockets of high quality, high-growth companies that we believe will prosper as the economy and markets rise out of the current environment.

Fund Performance and Portfolio Characteristics

                                                            Seligman         Seligman
                                                        New Technologies  New Technologies
                                                              Fund           Fund II
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
INCEPTION DATE                                              07/27/99         06/22/00

PERFORMANCE DATA for periods ended 9/30/02

Cumulative Total Return Since Inception
------------------------------------------------------------------------------------------
Fund Performance                                            (74.55)%         (83.52)%
Goldman Sachs Technology Index                              (67.73)          (79.74)
Goldman Sachs Blended Index(1)                              (75.76)          (86.44)

Average Annual Return Since Inception
------------------------------------------------------------------------------------------
Fund Performance                                            (34.97)%         (54.75)%
Goldman Sachs Technology Index                              (29.92)          (50.44)
Goldman Sachs Blended Index(1)                              (35.95)          (58.47)

One-Year Total Return
------------------------------------------------------------------------------------------
Fund Performance                                            (51.69)%         (55.31)%
Goldman Sachs Technology Index                              (34.83)          (34.83)
Goldman Sachs Blended Index(1)                              (38.21)          (38.21)

Year-to-Date Total Return
------------------------------------------------------------------------------------------
Fund Performance                                            (59.21)%         (62.82)%
Goldman Sachs Technology Index                              (51.16)          (51.16)
Goldman Sachs Blended Index(1)                              (55.63)          (55.63)

PORTFOLIO DATA for period ended 9/30/02

Completed IPOs Since Inception                                  15                2
Companies Acquired by a Third Party Since Inception             13                3
Companies Currently in SEC Registration                          1                1
Failed Investments(2)                                           42               11
Total Private Company Investments Since Inception              115               44

Venture Capital Valuation Changes Since 6/30/02                 Number of Companies
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Advancing Issues(3)                                             13                3
Declining Issues(4)                                             43               30
Active Investments(5)                                           66               36

Holdings                                                      Percent of Net Assets
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Public Securities and Cash                                    37.0%            57.0%
Private Securities                                            63.0             43.0


Sector Weightings                          Public       Private       Public        Private
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
Broadband and Fiber Optics                  5.4%          1.3%          6.0%          5.4%
Digital-Enabling Technologies               5.6          11.2          15.5          28.7
Enterprise Business Infrastructure          2.0           2.3           3.0           2.0
Internet Business-to-Consumer               2.6           6.9           2.8           0.0
Wireless                                    8.0           3.6           7.7           0.8
Other                                      13.4          37.7          22.0           6.1

Private Funding Analysis                                   Percent of Net Assets
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Private Securities                                           63.0%         43.0%
  Private Securities Funded to Break Even(6)                 59.2          36.9
  Private Securities Subject to Financing Risk(7)             3.8           6.1

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Average Months of Cash Remaining for Operations
(for Private Securities Subject to Financing Risk)            2.1           6.6

Past performance is no guarantee of future results. Returns for the Funds assume the reinvestment of all dividends and distributions. Returns are calculated based on the net asset value and with the effect of the initial 3% maximum sales charge for Seligman New Technologies Fund and the initial 5.2% maximum sales charge for Seligman New Technologies Fund II. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. In addition, an investment in the Funds involves investment risks, including the possible loss of principal.

Investors cannot invest directly in unmanaged indices, such as the Goldman Sachs Technology Index. Returns for the Goldman Sachs Technology Index assume the reinvestment of any distributions and do not include sales charges. The Goldman Sachs Technology Index reflects the performance of publicly traded companies only.

The Funds are actively managed, and holdings are subject to change.

(1) The Goldman Sachs "Blended" Index is an index created by J. & W. Seligman & Co. Incorporated, the Funds' manager, using four of the six sub-indices within the Goldman Sachs Technology Index. The Blended Index consists of a twenty-five percent equal weighting in the following Goldman Sachs Technology Index sub-indices: Goldman Sachs Software Index (Symbol: GSO); Goldman Sachs Internet Index (Symbol: GIN); Goldman Sachs Multimedia Networking Index (Symbol: GIP); and Goldman Sachs Semiconductor Index (Symbol: GSM). The Manager selected these four sub-indices because, in its view, they better represent the sectors within the technology industry in which the Funds primarily invest. The Funds' holdings, however, are not evenly weighted among these four sectors, and the weightings of the holdings of either or both Funds may differ significantly among these sectors. Material investments have been and may be made outside these sectors.

(2) Includes those companies that have filed for bankruptcy and those companies that Seligman believes will imminently file for bankruptcy or have reduced their operations to the extent that there can be no meaningful business going forward.

(3) An advancing issue is a company whose valuation has increased since the last reporting period for reasons including, but not limited to, new rounds of financing, revised financial projections, exchange rate fluctuations, and exceeding performance expectations.

(4) A declining issue is one whose valuation has decreased since the last reporting period for reasons including, but not limited to, new rounds of financing, revised financial projections, exchange rate fluctuations, and lower than expected performance.

(5) Includes companies that are funded to break even (see footnote 6), not funded to break even (see footnote 7), failed investments that have not declared bankruptcy (see footnote 2), fund of funds investments, and restricted public holdings originated from private investments.

(6) The Seligman Technology Group evaluates each private company in the portfolio and determines what it believes the point of break-even operations is for a particular company. Companies determined to be funded to break even are able to fund operations without outside financing. That determination may differ significantly from the view of the company itself and from actual results.

(7) For those companies that, in the opinion of the Seligman Technology Group, may be unable to raise additional needed capital to finance operations.

Distributed by Seligman Advisors, Inc.

MC-NT 11/02